As filed with the Securities and Exchange Commission on July 13, 2001

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
              ----------------------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------
                          AMERICAN FIRE RETARDANT CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
           (State or other jurisdiction of incorporation or organization)

                                   88-03826245
                      (IRS Employer Identification Number)

                                9337 Bond Avenue
                           El Cajon, California 92021
                      (Address of principal executive offices)

                        Stephen F. Owens, President and CEO
                          American Fire Retardant Corp.
                                9337 Bond Avenue
                           El Cajon, California 92021
                     (Name and address of agent for service)

                                 (619) 390-6888
             (Telephone number, including area code of agent for service)

                              Consulting Agreement
                            (Full title of the Plan)
        -------------------------------------------------------------
                                    Copy to:
                             Robert L. Sonfield, Jr.
                               Sonfield and Sonfield
                       770 South Post Oak Lane, Suite 435
                            Houston, Texas 77056-1913

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed maximum       Proposed maximum
 Title of securities to       Amount to be         offering price per     aggregate offering          Amount of
     be registered             registered              share (1)               price (1)          registration fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock,
  $.001 par value                300,000                  $.24                  $72,000                $18.00
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, as permitted by Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the average of the bid and asked prices for the Company's common shares as reported by the Electronic Bulletin Board on July 3, 2001.

================================================================================

                                     PART I

         The documents containing the information specified in this Part I will be sent or given to the Consultant named in the Consulting Agreement as specified by Rule 428(b)(1). Pursuant to the instructions for Form S-8, such documents need not be filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. See Rule 428(a)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The documents listed in (a) and (b) below have been filed by the Registrant, American Fire Retardant Corp. (the "Company"), with the Securities and Exchange Commission (the "Commission") and are incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) Form 4 filed on June 11, 2001 and May 15, 2001, Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and filed on May 14, 2001, Registration Statement on Form S-8 filed on May 10, 2001 and Form 10-KSB for the year ended December 31, 2001. The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.

                  (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-KSB referred to in (a) above.

Item 4:  Description of Securities

         Not Applicable

Item 5:  Interests of Named Experts and Counsel.
         --------------------------------------

         None

Item 6:  Indemnification of Directors and Officers.
         -----------------------------------------


         Section 78.7502 of the Nevada Revised Statutes provides:


                  Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.


                  1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.


                  2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.


                  3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.


Item 7.  Exemption From Registration Claimed.
         ------------------------------------

         Not Applicable

Item 8:  Exhibits

         The following documents are filed as Exhibits to this Registration
Statement:

                  4.1      --     Consulting Agreement with Tomina Associates,
                                  Ltd.

                  5        --     Opinion of Sonfield and Sonfield as to the
                                  authorization and issuance of the shares being registered.

                  24.1     --     Consent of Sonfield and Sonfield (included in
                                  Exhibit 5)

                  24.2     --     Consent of HJ and Associates, LLC, Certified
                                  Public Accountants

Item 9:  Undertakings

         The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.






                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in El Cajon, California, on the 6th day of July, 2001.

American Fire Retardant Corp.                                 American Fire Retardant Corp.


By: /s/Stephen F. Owens                                       By: /s/Stephen F. Owens
   -----------------------------------------                     -----------------------------------------
      Stephen F. Owens, Chief Executive Officer                      Stephen F. Owens, Chief Financial Officer




                                   EXHIBIT 4.1

                              CONSULTING AGREEMENT

1.  Parties.

         1.1. This Consulting Agreement (this "Agreement") is made and entered into effective as of July 6, 2001, by and between American Fire Retardant Corp., a Nevada corporation, (the "Company"), whose address is 9337 Bond Avenue, El Cajon, California 92021 and Tomina Associates, Ltd., a Belize corporation, (the "Consultant"), whose address is 60 Market Square, Belize City, Belize, Central America.

2.  Recitals.

         2.1. This Agreement is made with reference to the following facts and circumstances.

                  (a) The Company wishes to engage the services of the Consultant to advise and consult with the Company on certain business and financial matters as set forth in this Agreement.

                  (b) The Consultant is willing to accept such engagement, on the terms set forth in this Agreement.

         2.2. In consideration of the premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Consultant agree as follows.

3.  Engagement.

         3.1. The Company hereby engages the services of the Consultant, as an independent contractor, for a period of one year beginning on the date hereof, and ending one year from and after the date hereof (the "Term"), and the Consultant hereby accepts such engagement, for the purposes set forth in section
3.2. below.

         3.2. The scope of the services to be rendered by the Consultant to the Company are and are limited to the following:

                  (a) The Consultant shall, from time to time as the Company may request, advise and consult with the Company's board of directors and executive officers regarding (i) the Company's merger and acquisition strategies, including the evaluation of targets and the structuring of transactions; (ii) the Company's investor relations; and (iii) the Company's business development activities, including major geographic and service expansion plans.

                  (b) The Consultant shall devote such time to this engagement as is reasonably necessary, but the Consultant need not devote his full time or attention to the engagement. The Company recognizes that the Consultant has numerous clients and engagements, and that this engagement is not exclusive.

                  (c) The services need not be rendered at the Company's offices and may be rendered by telephonic communication; provided, however, that upon the Company's request and reasonable notice, the Consultant will attend meetings of the Company's board of directors and executive officers for the purpose of advising and consulting with them with respect to matters within the scope of this engagement.

                  (d) Anything in this Agreement to the contrary notwithstanding, the services rendered by the Consultant under this Agreement shall not include any services in connection with the offer or sale of securities and will not directly or indirectly promote or maintain a market for the Company's securities.

4.  The Consultant's Fees and Expenses.

         4.1. The Company shall pay the Consultant as a fee for his services under this Agreement (the "Consulting Fee") 300,000 shares (the "Shares") of the Company's common stock ("Common Stock"). The Consulting Fee shall be fully earned and non-refundable in consideration of the Consultant's execution of this Agreement.

         4.2. Promptly upon the execution of this Agreement, the Company shall cause the Shares to be issued to Philip W. Johnston, a natural person, on behalf of the Consultant in a transaction that is registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement on form S-8, or other appropriate form. The certificates representing the Shares shall not contain any restrictive legends. In connection with the issuance of the Shares to the Consultant, the Consultant hereby represents and warrants to the Company that the Consultant is an "accredited investor" as defined by paragraph
(a) of SEC Rule 501.

         4.3. The Company shall issue irrevocable instructions to its transfer agent (the "Irrevocable Transfer Agent Instructions") to issue the certificates representing the Shares in Depository Trust Corporation ("DTC") form, free and clear of any legend, restriction or stop order, and deliver the shares, so registered, to DTC for the Consultant's account. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.3 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section 4.3 shall affect in any way the Consultant's obligations and agreement to comply with all applicable securities laws upon resale of the Shares. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Consultant by violating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.3 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.3, that Consultant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         4.4. The Shares delivered to the Consultant for his services under this Agreement shall include the Consultant's costs and expenses incurred in the performance of this Agreement, including travel, lodging, meals and legal fees.

5.       Confidential Information.

        5.1. The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company and its subsidiaries. By reason of his being a Consultant to the Company, Consultant has or will have access to, and will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations and the operations of its subsidiaries, which operations extend through the United States. Therefore, Consultant recognizes that the Company is relying on these agreements in entering into this Agreement:

        5.2 During and after the Term Consultant will not use, disclose to others, or publish any inventions or any confidential business information about the affairs of the Company, including but not limited to confidential information concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by him in the course of his past or future services for the Company. Consultant agrees to hold as the Company's property all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company within twenty four hours of such termination or demand.

        5.3 During the Term Consultant will not induce any employee of the Company to leave the Company's employ or hire any such employee (unless the Board of Directors of the Company shall have authorized such employment and the Company shall have consented thereto in writing).

6.       Arbitration of Disputes, Litigation Expenses.

         6.1. Any controversy or claim arising out of or relating to any acts or omissions of either party hereto or any of the Company's officers, directors, agents, affiliates, associates, employees or controlling persons shall be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In such arbitration proceedings, the parties shall be entitled to any and all remedies that would be available in the absence of this Section and the arbitrators, in rendering their decision, shall follow the substantive laws that would otherwise be applicable. The parties acknowledge that the subject matter of this Agreement is of unique value to Consultant and agree that Consultant shall have the right to specific enforcement of this Agreement. The arbitration of any dispute pursuant to this Section shall be held in Houston, Texas. Notwithstanding the foregoing in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this Section, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration.

         6.2. In the event of any litigation or other proceeding between the Company and the Consultant with respect to the subject matter of this Agreement and the enforcement of the rights hereunder, the losing party shall reimburse the prevailing party for all of his/its reasonable costs and expenses, as well as any forum fees, relating to such litigation or other proceeding, including, without limitation, his/its reasonable attorneys' fees and expenses, provided that such litigation or proceeding results in a

                  (a) final settlement requiring payment to the prevailing party; or

                  (b)  final judgment.

7.       Miscellaneous.

         7.1. Relationship. The relationship between the Company and the Consultant created by this Agreement is that of independent contractors. Consultant understands and agrees that (i) Consultant will not be treated as an employee of the Company for federal tax purposes; (ii) Company will not withhold on behalf of Consultant pursuant to this Agreement any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body relating to Consultant; (iii) all of such payments, withholdings, and benefits, if any, are the sole responsibility of Consultant; and (iv) Consultant will indemnify and hold Company harmless from any and all loss or liability arising with respect to such payments, withholdings, and benefits, if any. In the event the Internal Revenue Service or any other governmental agency should question or challenge the independent contractor status of Consultant, the parties agree that Consultant and Company shall have the right to participate in any discussion or negotiation occurring with such agency or agencies, irrespective of who initiates the discussion or negotiations. The services to be rendered by the Consultant pursuant to this Agreement do not include the services or activities of an "investment adviser," as that term is defined by U.S. federal or state laws and, in performing services under this Agreement, the Consultant shall not be deemed to be an investment adviser under such laws.

         7.2. Indemnity. The Company hereby agrees to defend, indemnify, and hold the Consultant, and his employees, agents, partners and affiliates harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney fees and court costs now or hereafter arising from the enforcement of this clause) arising directly or indirectly from the activities of the Consultant or any of his employees, agents, partners or affiliates under this Agreement, or from the activities of the Company or any of its shareholders, officers, directors, employees, agents, partners or affiliates, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement.

         7.3. Advertisement. The Company agrees that the Consultant has the right to place advertisements in financial and other newspapers and journals at his own expense describing his services to the Company.

         7.4. Notices. Any notice or other communication required or permitted to be given shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice given to any corporate party shall be addressed to the attention of the Corporation Secretary. Any notice of other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof.

         7.5. Survival of Obligations. The obligations of the parties under Sections 6 and 7.2 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Consultant, upon the expiration of this Agreement or otherwise).

         7.6. Severability. In case any one or more of the provisions or part of the provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, the Company and Consultant each intend that the covenants contained in Section 5 shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such enforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

         7.7. Entire Agreement, Amendment. This Agreement contains the entire agreement between the Company and the Consultant with respect to the subject matter thereof. Consultant acknowledges that he neither holds any right, warrant or option to acquire securities of the company, nor has the right to any such rights, warrants or options, except pursuant to this Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

         7.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada; provided, however, if any provision of this Agreement is unenforceable under Nevada law, but is enforceable under the laws of the State of Nevada, then Nevada shall govern the construction and enforcement of that provision. The courts of the State of Nevada shall have exclusive jurisdiction for any action arising out of or related to this Agreement.

         7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and together will constitute one and the same Agreement, with one counterpart being delivered to each party hereto and the original being may a part of the corporate records.

         IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the date first above written.

The Consultant:

Tomina Associates, Ltd.


By    /s/Philip    W.  Johnston
      -------------------------
      Philip W. Johnston, President

Date signed 7/6/01
                                                     The
                                                     Company:

                                                     American
                                                     Fire
                                                     Retardant
                                                     Corp.


                                                     By
                                                     /s/Stephen
                                                     F.
                                                     --
                                                     Owens____________

                                                     Stephen
                                                     F.
                                                     Owens,
                                                     President
                                                     and CEO

                                                     Date
                                                     signed
                                                     7/06/01








                                EXHIBIT 5 and 24.1



                         LETTER HEAD OF SONFIELD AND SONFIELD

                                  July 6, 2001
Board of Directors
American Fire Retardant Corp.
9337 Bond Avenue
El Cajon, California 92021

Ladies and Gentlemen:

         In our capacity as counsel for American Fire Retardant Corp. (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 300,000 shares of common stock pursuant to the Plan as set out and described in the Company's Registration Statement on Form S-8 (File No. 000-26261) under the Securities Act of 1933 (the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement.

         Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

         (1) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;

         (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Nevada with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

         (3) The 300,000 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

Yours very truly,


/s/SONFIELD and SONFIELD
SONFIELD and SONFIELD





                                  EXHIBIT 24.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
American Fire Retardant Corp.
El Cajon, California

         We consent to the use in this Registration Statement of American
Fire Retardant Corp. on Form S-8 of our report dated March 16, 2001 of
American Fire Retardant Corp. for the year ended December 31, 2000, which is part of this Registration Statement, and to all references to our firm included in this Registration Statement.




/s/ HJ and Associates, LLC
Salt Lake City, Utah

July 13, 200